UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

October 26, 2009

Facet Biotech Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34154	26-3070657
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Seaport Boulevard
Redwood City, California 94063

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 26, 2009, Facet Biotech Corporation (“Facet”) and EKR Therapeutics, Inc. (“EKR”) entered into Amendment No. 2 to Asset Purchase Agreement (“Amendment No. 2”), which amends that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) with an effective date of February 4, 2008, as amended March 7, 2008, between Facet and EKR.  Amendment No. 2 has an effective date of October 19, 2009.  Amendment No. 2 amends certain provisions of the Asset Purchase Agreement and, among other things,

(i)             requires EKR to pay to Facet a one-time, non-refundable, non-creditable fee of $2,000,000;

(ii)          increases, retroactively effective to July 1, 2009, the royalty rate on Net Sales (as defined in the Asset Purchase Agreement) of the Cardene PMB Product (as defined in the Asset Purchase Agreement) from a flat rate of 10% to the tiered royalty structure set forth below:

Net Sales per 12-month Period (July 1 through the following June 30)	Royalty Rate
$0-$40,000,000	12%
$40,000,001- $80,000,000	14%
>$80,000,001	17%

(iii)       extends the royalty term for royalties on net sales of the Cardene PMB Product from December 31, 2014 to December 31, 2017;

(iv)      provides that upon the Successful Launch of a Generic PMB Product (as defined in the Asset Purchase Agreement) the applicable royalty rate on net sales of the Cardene PMB Product would be reduced by 50% instead of terminating EKR’s obligation to pay such royalties;

(v)         provides payment to Facet of 20% of all consideration and contingent payments, whether in cash or in kind, received by EKR under outlicenses and distribution agreements covering the Cardene PMB Product;

(vi)      eliminates EKR’s obligation to pay two $30,000,000 milestone payments, which would have been payable if and when EKR achieved Net Sales of the Cardene PMB Product (as defined in the Asset Purchase Agreement) in any 12 consecutive month period of more than $80,000,000 and $150,000,000, respectively; and

(vii)   provides a specific acknowledgement by EKR of its obligations under an agreement between Centocor, Inc. and DuPont Pharmaceuticals Company, which obligations EKR assumed in March 2008 in connection with the transactions under the Asset Purchase Agreement, which require the payment of royalties on net sales of the Retavase® product, the rights to which EKR acquired in March 2008.

As disclosed in Facet’s previous SEC filings, Facet expected, and continues to expect, the entrance of generic versions of the Cardene® IV product, with which the Cardene PMB Product would compete, upon the expiration of patents covering the Cardene IV product in November 2009 and, therefore, Facet did not expect that EKR would meet the net sales thresholds for the Cardene PMB Product that would trigger either of the $30,000,000 milestone payments or otherwise receive material amounts of royalties on net sales of the Cardene PMB Product. Facet continues to expect that future revenues under the Asset Purchase Agreement with EKR will not be material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2009	Facet Biotech Corporation

	By:	/s/ Francis Sarena
Francis Sarena
Vice President, General Counsel and Secretary